UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2025

Veritone, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38093	47-1161641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Platte Street 2nd Floor
Denver, Colorado		80202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 507-1737

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VERI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2025, Chad Steelberg informed Veritone, Inc. (the “Company”) of his decision to resign as a member of the Board of Directors of the Company (the “Board”), and any committee of the Board on which he serves, effective as of March 12, 2025. Mr. Steelberg will continue to serve as a strategic advisor to the Company following the effective date of his resignation. Mr. Steelberg’s decision to resign from the Board is not the result of any dispute or disagreement between him and the Company, its management, the Board or any committee of the Board regarding the Company’s operations, policies or practices.

On March 12, 2025, the Board appointed Francisco Morales as a member of the Board, effective as of March 20, 2025, to fill the vacancy created by Mr. Steelberg’s resignation, and to serve as a Class III director until the Company’s 2026 annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal. Mr. Morales is expected to serve as a member of the Corporate Governance and Nominating Committee. The Board has determined that Mr. Morales is an independent director under the listing standards of the Nasdaq Stock Market LLC.

Mr. Morales is the Co-Founder and Executive Chairman of 5.11 Tactical. He previously served as its Chief Executive Officer from September 2018 to January 2024, when he transitioned to serving as Executive Chairman. Founded in 2003, 5.11 Tactical is widely recognized as a global market leader in tactical apparel, footwear, and gear for law enforcement, military, and first responders, serving thousands of agencies and institutions worldwide. Mr. Morales holds a B.S. in Fashion Apparel Management, Business and Textiles from Philadelphia University and an M.B.A. from the Thunderbird School of Global Management.

There are no arrangements or understandings between Mr. Morales and any other person pursuant to which Mr. Morales was selected as a member of the Board. In addition, there are no transactions in which Mr. Morales has an interest that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

For his service on the Board, Mr. Morales will receive the cash compensation paid and equity compensation awarded by the Company to non-employee directors as described under the heading “Director Compensation” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 29, 2024 in connection with its 2024 Annual Meeting of Stockholders (as may be updated from time to time), with the cash and equity compensation to be prorated based on Mr. Morales’s initial appointment date. In addition, the Company has entered into a Director and Officer Indemnification Agreement with Mr. Morales, effective as of March 20, 2025, in substantially the form previously filed as Exhibit 10.29 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Item 7.01	Regulation FD Disclosure.

On March 13, 2025, the Company issued a press release announcing the appointment of Mr. Morales to the Board. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Press Release, dated March 13, 2025

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veritone, Inc.

Date: March 14, 2025	By:	/s/ Michael L. Zemetra
Michael L. Zemetra Executive Vice President, Chief Financial Officer and Treasurer